                                                                    Exhibit 10.1

                         AGREEMENT ON TRANSFER OF SHARES

                                       IN

                          ABLE NEW ENERGY CO., LIMITED

                                       BY

                            ULTRALIFE BATTERIES, INC.

                                       AND

                                 (HUANG DEYONG)

                                 (LI XIAOCHUN)

                                  (ZHU DEHONG)

                         Agreement on Transfer of Shares

                                TABLE OF CONTENTS

Preamble

Article 1    Definitions and Interpretations
Article 2    Transfer of Shares
Article 3    Purchase Price and Payment
Article 4    Closing
Article 5    Non-competition
Article 6    Representations and Warranties of the Sellers
Article 7    Representations and Warranties of the Purchaser
Article 8    Confidentiality
Article 9    Termination
Article 10   Breach of Contract
Article 11   Reimbursement of Approved Expenses
Article 12   Settlement of Disputes
Article 13   Miscellaneous

Schedule 1   ETA
Schedule 2   The Company's Balance Sheet of December 31, 2005
Schedule 3   Escrow Agreement
Schedule 4 List of documents, Contracts and Agreements Provided by Able HK and/or the Sellers to the Purchaser

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                         Agreement on Transfer of Shares

                         AGREEMENT ON TRANSFER OF SHARES

This Agreement on Transfer of Shares (this "Agreement") is made on this 25th day of January 2006 by and between:

Ultralife Batteries, Inc. (hereinafter referred to as the "PURCHASER"), a corporation organised and existing under the laws of the State of Delaware and having its principal office at 2000 Technology Parkway, Newark, New York 14513, US.

and

(Huang Deyong, hereinafter referred to as "MR.HUANG"), a Chinese citizen whose ID number is 230103670711321 and having domicile at B-7E, Huifangyuan, Xuefu Road, Nanshan District, Shenzhen, Guangdong, China;

(Li Xiaochun, hereinafter referred to as "MR.LI"), a Chinese citizen whose ID number is 110105197004075339 and having domicile at 8E, Building 2, Xiandaicheng Huating, Chuangye Road, Nanshan District, Shenzhen, Guangdong, China;

(Zhu Dehong, hereinafter referred to as "MR.ZHU"), a Chinese citizen whose ID number is 522101197204236013 and having domicile at B-7C, Qingchun Jiayuan, No. 205, Nanhai Road, Nanshan District, Shenzhen, Guangdong, China.

Mr. Huang, Mr. Li and Mr. Zhu hereinafter may be referred to collectively as the "SELLERS" or individually as the "SELLER". The Purchaser and the Sellers may be collectively referred to as the "PARTIES" or individually as a "PARTY".

                                    PREAMBLE

WHEREAS Able HK is a private limited company incorporated in Hong Kong SAR on 9 May 2001 and has an authorised share capital of HK$ 500,000 divided into 500,000 shares of HK$ 1.00 each, all of which were fully paid up;

WHEREAS, the Sellers are the sole shareholders of Able HK, more specifically with Mr. Huang holding 250,000 ordinary shares of Able HK, Mr. Li holding 125,000 ordinary shares of Able HK and Mr. Zhu holding 125,000 ordinary shares of Able HK;

WHEREAS, the Sellers intend to sell and transfer the entire issued shares in Able HK and the Purchaser intends to buy and acquire such shares, and as a result of such share transfer, the Purchaser will hold all the issued shares of Able HK;

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                         Agreement on Transfer of Shares

WHEREAS, the Company (hereinafter defined) is a PRC company active in the business of producing, marketing and selling various lithium batteries in both Chinese domestic market as well as export market and the Sellers are shareholders of the Company;

WHEREAS, on the date of this Agreement, Able HK will enter into the ETA (hereinafter defined) with the Sellers, whereby Able HK will acquire 100% equity shares of the Company, and as a result of such share transfer, Able HK will become the sole legal and beneficial owner of the entire equity shares of the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties hereto, intending to be legally bound hereunder, agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATIONS

1.1  Definitions

     Unless the terms or context of this Agreement otherwise provide, the following terms shall have the meanings as set out below:

     "Able HK" shall mean Able New Energy Co., Limited, a private limited company duly established and validly existing under the law of Hong Kong SAR with its registered address at 12/F, AT Tower, 180 Electric Road, North Point, Hong Kong SAR.

     "Balance Sheet" shall mean the balance sheet of the Company dated December 31, 2005, a copy of which is attached as Schedule 2 hereto.

     "China" and "PRC" mean the People's Republic of China, for purpose of this Agreement, excluding Hong Kong, Taiwan and Macau.

     "Closing" shall mean the closing of the Transaction which shall take place on the date when the Conditions as described in Article 4.1 have been fulfilled, and the "Closing Date" or "Date of Closing" shall mean the date on which the Closing is effected as set out in Article 4.1 hereof.

     "Company" shall mean the limited liability company named (Able New Energy Co., Ltd.), which is established under the PRC law with its legal address at ABLE Industrial Zone, Xintang Village, Guanlan Town, Baoan District, Shenzhen, Guangdong Province, China.

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                         Agreement on Transfer of Shares

     "Conditions" shall mean collectively all the conditions set out in Article
     4.1 hereof.

     "Condition Fulfilment Deadline" shall mean April 30, 2006 or such later date as the Purchaser may designate at its sole discretion.

     "Employment Contract" shall mean the Employment Contract to be entered into by the Company and each of the Sellers a copy of which is attached to the ETA as Schedule 1 thereof and which will become effective as of the Closing Date.

     "Encumbrance" shall mean a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect and any agreement or obligation to create or grant any of the aforesaid.

     "Escrow Agreement" shall mean the Escrow Agreement to be entered into between the Purchaser, Mr. Huang and Arculli Fong & Ng (the "Escrow Agent") on the date of this Agreement a copy of which is attached hereto as
     Schedule 3.

     "ETA" shall mean the Agreement on Transfer of Shares which is executed by Able HK and the Sellers on the date hereof. A copy of the ETA is attached hereto as Schedule 1.

     "Execution Date" shall mean the date on which this Agreement is signed by duly authorized representatives of all the Parties. Unless otherwise agreed by the Parties, the Execution Date shall not be later than January 28, 2006.

     "Hong Kong" shall mean Hong Kong Special Administrative Region.

     "Net Sales" shall mean the net revenue of the Company generated from sales of the Company's products, net of any discount, rebate, commission, VAT or other sales tax.

     "Purchase Price" shall mean the purchase price for the Transferred Shares that is payable by the Purchaser to the Sellers according to Article 3 hereof.

     "Transaction" shall mean the transaction defined in Article 2.1 hereof.

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                         Agreement on Transfer of Shares

     "Transferred Shares" shall mean all the issued shares of Able HK, which will be transferred from the Sellers to the Purchaser under the Transaction according to the terms and conditions hereunder.

     "U.S." shall mean the United States of America.

     "Warranties" shall mean means collectively all the representations, warranties and undertakings set out in Article 6.1 hereof.

1.2  Interpretation

     Articles and headings are inserted for the purpose of convenience and reference only and shall not affect the interpretation or construction of this Agreement. Words denoting the singular shall, where applicable, include plural and vice versa. Reference to the masculine gender shall, where applicable, include the feminine gender and vice versa.

                                    ARTICLE 2

                               TRANSFER OF SHARES

2.1 Subject to the Conditions set forth in Article 4 hereof and with effect as of the Date of Closing, the Sellers hereby sell and transfer to the Purchaser and the Purchaser hereby buys and acquires from the Sellers, all of the rights, title and interests to and under the Transferred Shares as follows (the "TRANSACTION"):

     (i) Mr. Huang sells and transfers to the Purchaser 250,000 ordinary shares of Able HK;

     (ii) Mr. Li sells and transfers to the Purchaser 125,000 ordinary shares of Able HK; and

     (iii) Mr. Zhu sells and transfers to the Purchaser 125,000 ordinary shares of Able HK.

     Upon the completion of the Transaction, the Purchaser will hold all issued shares of Able HK.

2.2 The Sellers represent and warrant to, and covenant with, the Purchaser that at the Sellers' own cost and expense, they will execute and do or procure to be executed and done by any other necessary party all deeds, documents, acts and things necessary and appropriate to vest the ownership of the Transferred Shares to the Purchaser as may be necessary to give full effect to this Agreement.

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                         Agreement on Transfer of Shares

                                    ARTICLE 3

                           PURCHASE PRICE AND PAYMENT

3.1 The total Purchase Price to be paid by the Purchaser for the Transferred Shares shall be the sum of USD $1,500,000 in cash and 80,000 common stocks and 100,000 stock warrants of Ultralife. The stock warrants shall immediately vest upon the grant, have a term of five (5) years and have a strike price equal to the Purchaser's stock price at closing on the Execution Date. Of the Purchase Price, the following cash, stocks and stock warrants shall be paid and granted to each of the Sellers:

     (i) USD $750,000 shall be paid to Mr. Huang and 40,000 common stocks and 50,000 stock warrants of Ultralife shall be granted to Mr. Huang;

     (ii) USD $375,000 shall be paid to Mr. Li and 20,000 common stocks and 25,000 stock warrants of Ultralife shall be granted to Mr. Li; and

     (iii) USD $375,000 shall be paid to Mr. Zhu and 20,000 common stocks and 25,000 stock warrants of Ultralife shall be granted to Mr. Zhu.

     If the market price of Ultralife's common stock is below USD $12.50 on the Closing Date, the number of common stocks granted to the Sellers shall be increased from 80,000 to a number that ensures that the total value of the common stocks is equal to USD $1,000,000. Such increased number of common stock of Ultralife shall be granted to each of the Sellers pro rata to their shareholding ratio in Able HK at the Closing Date, and the number of common stocks granted to each of the Sellers set forth in 3.1(i), (ii) and
     (iii) will be changed accordingly.

3.2 The Purchaser shall pay the Purchase Price in the form of stocks and stock warrants as set out in Article 3.1 to each of the Sellers within one (1) month from the Date of Closing.

3.3 The Purchase Price in the form of USD $1,500,000 of cash shall be deferred in accordance with the following schedule:

     (i) USD $1,000,000 shall be payable to the Sellers pro rata to their shareholding ratio at the Closing within thirty (30) days of the Closing Date;

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                         Agreement on Transfer of Shares

     (ii) USD $250,000 shall be payable to the Sellers pro rata to their shareholding ratio at the Closing within thirty (30) days of the date that the Net Sales of the Company exceeds USD $5,000,000 after the Date of Closing; and

     (iii) USD $250,000 shall be payable to the Sellers pro rata to their shareholding ratio at the Closing within thirty (30) days of the date that the Net Sales of the Company exceeds USD $10,000,000 after the Date of Closing.

3.4 Any and all sums which are payable to each of the Sellers hereunder shall be paid by the Purchaser to a bank account respectively maintained by each of the Sellers, as shall have been notified by such Seller in writing at least fourteen (14) days prior to the date of payment.

3.5 Each Seller shall be solely liable and responsible for any taxes, fees and public levies including, without limitation, profits tax, enterprise income tax, capital gains tax, value added taxes (VAT), business tax, and turnover tax, which may be levied or imposed by any tax, revenue or other government authorities in any part of the world, in connection with the sale and transfer of the corresponding portion of the Transferred Shares, or on the profit derived by such Seller from such sale and transfer. If the Purchaser is required under any applicable law or regulation to deduct or withhold tax with respect to the Purchaser Price or any part thereof payable to the Seller, the Purchaser shall be entitled to deduct the relevant amounts from the Purchase Price and to pay over the amounts deducted to the relevant tax, revenue or other government authorities, provided that the Purchaser shall deliver to the Seller official receipts or other documentary evidence showing that the amounts withheld have been paid to the relevant tax revenue or other governmental authorities, within 30 days of payment.

3.6 In the event that the Purchaser has any claim against any of the Sellers under this Agreement, and/or Able HK has any unsatisfied claim against the Sellers under the ETA, the Purchaser shall be entitled to deduct and set-off the relevant amount of any such claim from and against the portion of the Purchaser Price payable to any Seller. The Purchaser shall inform the Sellers about the grounds and amounts of the claim promptly.

                                    ARTICLE 4

                                     CLOSING

4.1 The Closing shall take place on the day when all the following conditions have been fulfilled:

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                         Agreement on Transfer of Shares

     (i) All the conditions set out in Article 4.1 of the ETA have been fulfilled;

     (ii) The Purchaser has received instrument(s) of transfer in respect of the Transferred Shares duly executed respectively by or on behalf of each of the Sellers as shareholders in favour of the Purchaser;

     (iii) The Purchaser has received sold note(s) in respect of the Transferred Shares duly executed by the Sellers in a form complying with the requirements of the Stamp Duty Ordinance, Cap. 117, and a cheque payable to Hong Kong Government in respect of the stamp duty payable on such sold notes;

     (iv) The Purchaser has received the share certificates in respect of the Transferred Shares;

     (v) The Purchaser has received the board resolutions of Able HK approving the transfer of the Transferred Shares, approving the transactions contemplated under this Agreement and authorising the entering into and the execution of this Agreement and any other ancillary documents so as to give effect to the transactions contemplated hereunder, the appointment of directors nominated by the Purchaser to the board of directors of Able HK and the resignation of the directors which were nominated and/or appointed by the Sellers;

     (vi) The Purchaser has received all records, papers, documents and data (in whatever form they may exist), all Company's seal and chop(s) in the possession, custody or control of, or kept or made by or on behalf of the Sellers relating to the business and affairs of Able HK;

     (vii) All other things and such other documents as may be required in the reasonable opinion of the Purchaser in order to deliver good and marketable title of the Transferred Shares to the Purchaser, free and clear of any Encumbrance have been done and/or delivered; and

     (viii) The Sellers have signed all necessary documents and caused such board resolution(s) to be passed and taken such steps as shall be necessary to cause Able HK to:

          (a) enter the Purchaser upon the books and shareholder register of Able HK as the holders of the Transferred Shares; and

          (b)  issue share certificates to the Purchaser.

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                         Agreement on Transfer of Shares

4.2 The Sellers shall use their best endeavors to procure the fulfillment of all the Conditions specified in Article 4.1, and shall deliver to the Purchaser the originals or certified true copies of those letters, certificates, documents and other documentary evidence proving the fulfillment of the Conditions. If at any time the Seller becomes aware of a fact or circumstance that might prevent a Condition from being satisfied, it will immediately inform the Purchaser.

4.3 The date on which all the Conditions are or are deemed to be fulfilled shall be confirmed in writing by the Purchaser to the Sellers within seven
     (7) days after the date on which the originals or certified true copies of all the letters, certificates and documents provided for in Article 4.2 have actually been received by the Purchaser. The Purchaser may, to such extent as it deems fit and is legally entitled to do so, at any time waive in writing any of the Conditions set out in Article 4.1 on such terms as it may decide.

4.4 If any of the Conditions (which have not previously been waived by the Purchaser) have not been satisfied on or before the Condition Fulfilment Deadline, then the Purchaser may on that date, at its option (but without prejudice to any other right or remedy it may have), by notice to the
     Sellers:

     (i)  waive the Conditions which have not been satisfied; or

     (ii) postpone the Condition Fulfilment Deadline to a date not later than June 30, 2006; or

     (iii) terminate this Agreement in which event the provisions of Article 9 will apply.

                                    ARTICLE 5

                                 NON-COMPETITION

5.1 After the execution of this Agreement and for a period of three (3) years following the expiry or the termination of the Employment Contract, the Sellers shall not jointly or separately, assist or have an interest in (other than a passive investment of no more than 5% of the equity of the company in which the investment is made), or enter the employment of or act as an agent, advisor or consultant for, any person, in, or enter the employment of or act as an agent, advisor or consultant for, any person, entity or joint venture which is engaged in, or will be engaged in, any activity or business which will (a) engages in production and sales of products that are same as or similar to those of the Company; (b) contract, solicit or enters in contract or agreement with the Company's employees, customers, suppliers and other business contacts; (c)

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                         Agreement on Transfer of Shares

     compete directly or indirectly with the business of the Company in any other manner.

5.2 Each of the Sellers acknowledges that the consideration for the above non-competition covenants has been included in the Purchase Price and upon his receipt of the portion of the Purchase Price pursuant to Article 3.3
     (i) of this Agreement he shall have also received the consideration for the non-competition covenants and shall not be entitled to claim for any compensation from the Purchaser.

5.3  If any of the Sellers violates any of the obligations set out in this
     Article 5, any profits or remunerations gained by the Seller from the competition activities in violation to this Article should be forfeited to the Purchaser. In addition, for each case of violation the Seller shall be obligated to pay a penalty in the amount of USD $10,000 to the Purchaser. If a violation is continued for more than four weeks, each four weeks of the continuation of the violation shall be deemed to constitute an independent violation.

                                    ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

6.1 Each of the Sellers represents and warrants that, as of the Execution Date as well as the Closing Date:

     (i) Each of the representations and warranties set out in Article 7.1 of the ETA is true, accurate and not misleading in any way;

     (ii) Able HK is duly organised, validly existing and in good standing under the laws of Hong Kong. The Sellers have paid in the capital of Able HK of HK $500,000 (five hundred thousand Hong Kong dollars).

     (iii) The Sellers are the sole legal and beneficial owners of the Transferred Shares, and are entitled to sell and transfer the full legal and beneficial ownership of the Transferred Shares to the Purchaser free from all Encumbrances and with all legal and beneficial rights now and hereafter relating to the Transferred Shares.

     (iv) There are no Encumbrances on, over or affecting any of the Transferred Shares and the assets of Able HK. There is no agreement or commitment to give or create any such Encumbrance. No claim has been made by any person to be entitled to any such Encumbrance which has not been waived in its entirety or satisfied in full.

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                         Agreement on Transfer of Shares

     (v) Each of the Sellers has obtained all necessary consents, approvals or authorisation to execute and perform this Agreement required from any department in charge, or governmental authorities pursuant to any laws and regulations which he is subject to. Execution of this Agreement does not and will not constitute any breach or violation of any contract, agreement, corporate or regulatory documents, laws and regulations by which the Seller is bound.

     (vi) The payment of the Purchaser Price in the form of cash, stocks and stock warrants are not in breach of any Hong Kong or PRC laws. If the receipt of such payment by the Sellers is subject to any approval by any governmental authorities, each of the Sellers shall obtain all such necessary approvals. If any Seller fails to comply with all such laws that he is subject to, the Sellers agree to indemnify the Purchaser, Able HK and the Company for any resulted damages and losses.

     (vii) All information and documents in relation to Able HK that have been provided to the Purchaser for purpose of or in connection with this Agreement, including without limitation to those listed in Schedule 4, are true and accurate in all respects and are not misleading because of any omission or ambiguity or for any other reason.

     (viii) All the accounts, books, ledgers and financial and other records of Able HK are complete and accurate in all material respects and have been properly kept in accordance with the legal requirements and normal business practice, and are in the possession of Able HK or under its control, and all transactions relating to the business of Able HK have been duly and correctly recorded therein and there are no inaccuracies or discrepancies of any kind contained or reflected in such accounts, books, ledgers and financial and other records and they are sufficient to give a true and accurate view of the state of Able HK's affairs and to explain its transactions.

     (ix) The Balance Sheet as of December 31, 2005 and for the twelve-month period then ended which is attached as Schedule 2 hereto is complete and accurate in all material respects and does not contain any material misstatements or omissions, it fairly represents the financial position of the Company as of such date and the results of operations for such period, and they have been prepared in accordance with the PRC Enterprise Accounting System, and to the extent the PRC Enterprise Accounting System permits alternative applications, such system is applied on a basis consistent with past practice. There are no liabilities

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                         Agreement on Transfer of Shares

          or obligations of Company vis-a-vis any person, entity or governmental entity, whether accrued, contingent, determined or otherwise, other than those reflected in the Balance Sheet.

     (x) The assets included in the books and accounts of Able HK are the absolute property of Able HK free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement and all such assets are in the possession or under the control of Able HK.

     (xi) There has been no breach by the Seller or Able HK or by any of their respective officers or employees (in their capacity as such) of any legislation or regulations affecting Able HK or its business.

     (xii) Able HK has since December 31, 2005 carried on business in the ordinary and usual course and has not entered into any contract which is onerous in nature and may affect the Purchaser's decision to purchase the Transferred Shares.

     (xiii) There has been no breach by the Seller or Able HK of any contract, agreement or covenant to which the Seller or Able HK is a party; if any dispute arises under or in connection with such contract, agreement or covenant for matters that have taken place up to the Closing Date, the Sellers agree to indemnify the Purchaser and Able HK, without delay, for all reasonable costs of settling such disputes.

     (xiv) Able HK is not engaged (whether as plaintiff, defendant or otherwise) in any litigation or arbitration, administrative or criminal or other proceeding, and no litigation or arbitration, administrative or criminal or other proceedings against Able HK is pending, threatened or expected, and there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal or other proceedings, or to any proceedings against any director, officer or employee (past or present) of Able HK in respect of any act or default for which Able HK might be vicariously liable.

     (xv) Able HK has not issued or granted, or made any commitment capable of being realised after the Execution Date to issue or grant, any guarantee, commercial paper, Encumbrance or other security to secure any current, contingent or future liability or obligation of the Seller or any third party.

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                         Agreement on Transfer of Shares

6.2 Each of the Sellers acknowledges and accepts that the Purchaser is entering into this Agreement in reliance upon each of the Warranties notwithstanding any investigations which the Purchaser, its agents or advisors may have made, and jointly and severally undertake to indemnify the Purchaser and Able HK against any loss, damages, costs (including all legal costs on a solicitor and own client basis), expenses or other liabilities which the Purchaser may incur in connection with:

     (i)  any of the Warranties being untrue or misleading or breached;

     (ii) the settlement of any claim that any of the Warranties are untrue or misleading or have been breached and in which the Seller acknowledges or confirms (on a with or without liability basis) that there has been a breach of Warranties;

     (iii) any arbitration or legal proceedings in which the Purchaser or Able HK claims that any of the Warranties are untrue or misleading or have been breached, and in which settlement is reached under which the Seller (on a with or without liability basis) acknowledges that a Warranty is untrue or misleading or has been breached, or arbitration award or judgment is given for the Purchaser or Able HK provided that if the arbitrator or court makes a ruling as to the payment of costs by the parties, then that ruling shall apply in lieu of the provisions of this Article; and

     (iv) the enforcement and amount of any such settlement or arbitration award or judgment.

6.3 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other terms of this Agreement.

6.4 Any rights to which the Purchaser may be or become entitled to by reason of any of the Warranties, and all remedies which may be available to the Purchaser in consequence of any of the Warranties being untrue or misleading or breached, shall ensure for the benefit of any subsidiary or parent or holding company of the Purchaser and, accordingly, any loss which is sustained by the Purchaser in consequence of any of the Warranties being untrue, misleading or breached, shall be deemed also to be a loss of such subsidiary or parent or holding company, and such subsidiary or parent or holding company may bring proceedings and exercise any other remedy on the footing that it has been the legal and beneficial owner of the Transferred Shares at all times since Closing.

6.5 Each of the Sellers hereby undertakes that he will, periodically and whenever requested, whether before or after Closing, forthwith disclose in writing to the

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                         Agreement on Transfer of Shares

     Purchaser any event, fact or circumstance which may become known to him after the date hereof and which is materially inconsistent with any of the Warranties, or which could reasonably be expected to materially affect a purchaser's valuation of the Transferred Shares or which may entitle the Purchaser to make any claim under this Agreement.

6.6 Any breach of any of the Warranties or indemnities made or given by the Seller hereunder occurring before Closing shall, in addition and without prejudice to any other rights or remedies available to the Purchaser, entitle the Purchaser to rescind this Agreement forthwith (provided, in the case of rescission only, that such breach is material) and/or to sue for any breach thereof on the basis set out in this Article 6.

6.7 The Warranties shall be deemed repeated on each day up to the Closing Date and again on Closing (by reference to the facts then subsisting).

6.8 No claim shall be brought by the Purchaser for breach of any of the Warranties unless (i) the breach occurs during the period of 3 years following the Closing Date, and (ii) notice of such claim specifying in reasonable detail the breach to which the claim relates, the nature of the breach and the amount claimed (where ascertainable) has been received by the relevant Sellers not later than the expiry of the period of 38 months following the Closing Date.

6.9 The Sellers shall only be liable with respect to any claim under the Warranties if:

     (i) the amount finally adjudicated or agreed as being payable with respect to such individual claim is in excess of USD $1,000 or the equivalent amount thereof in any other currencies; and

     (ii) the aggregate amount finally adjudicated or agreed as being payable with respect to all such claims referred to in paragraph (a) above is in excess of USD $10,000 or the equivalent amount thereof in any other currencies, in which event the Seller shall be liable for the whole amount and not merely for the excess.

6.10 If the Sellers shall pay to the Purchaser or Able HK any amount by way of compensation or damages under a claim for breach of Warranties, and the Purchaser or Able HK subsequently recovers from a third party any amount relating to such breach or claim, the Purchaser or Able HK (as the case may be) shall repay to the Sellers such amount previously paid by them or so much thereof as does not exceed the amount recovered from the third party.

6.11 The provisions of Articles 6.8 to 6.10 shall not apply in the event of fraud or dishonesty on the part of any of the Sellers prior to the Closing Date.


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                         Agreement on Transfer of Shares

6.12 If in respect of or in connection with any breach of any of the Warranties, any amount payable to the Purchaser or Able HK by the Sellers is subject to taxation, the Sellers shall pay such additional amounts to the Purchaser or Able HK so as to ensure that the net amount actually received by the Purchaser or Able HK is equal to the full amount payable to the Purchaser or Able HK under this Agreement.

6.13 If there is any breach of any of the Warranties or any provision of this Agreement, or any breach of any provision of the ETA happens before the full payment of the Purchase Price, the Purchaser may, to the fullest extent afforded by Hong Kong laws, without prejudice to any other rights that it may have, set off any loss or damage found to be suffered or incurred by it or Able HK (or otherwise agreed) in connection with any such breach or set off any claim, against the Purchase Price.

                                    ARTICLE 7

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

7.1 The Purchaser represents and warrants that, as of the Execution Date as well as the Closing Date:

     (i) It is duly organised, validly existing and in good standing under the laws of the State of Delaware;

     (ii) It has obtained the consents, approvals or authorisation to enter into this Agreement and any other ancillary documents so as to give effect to the transactions contemplated hereunder required from its shareholders and/or board of directors pursuant to its articles of association, or required by law. Conclusion of this Agreement does not constitute a breach of any agreement or law by which the Purchaser is bound.

                                    ARTICLE 8

                                 CONFIDENTIALITY

8.1 For purpose of this Article, Confidential Information shall mean all information not in the public domain (and whether or not recorded in documentary form or on computer disc) including but not limited to:

     (i) the business methods, corporate plans, management systems, finances, maturing new business opportunities or research and development projects of Able HK and/or the Company;


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                         Agreement on Transfer of Shares

     (ii) the marketing or sales of any products or services of Able HK and/or the Company, including, without limitation, sales targets and statistics, market surveys and plans, sales techniques, price lists, contact details of customers or potential customers or any suppliers and potential suppliers to Able HK and/or the Company, the nature of their business operations, their preferences, ability to pay and all confidential aspects of their business relationship with Able HK and/or the Company; and

     (iii) any trade secrets, secret formulae, processes, inventions, designs, know-how, discoveries, technical specifications and other technical information relating to any product or service of Able HK and/or the Company.

8.2  (i)  Before and after Closing, the Sellers:

          (a) may not use or disclose to any person any Confidential Information belonging to Able HK and/or the Company or otherwise relating to their business which they have obtained during their operation; and

          (b) will make every effort to prevent the use or disclosure of Confidential Information.

     (ii) Article 8.2(i) does not apply to:-

          (a) disclosure of Confidential Information to a director or employee of the Purchaser or Able HK whose function requires him to have the Confidential Information;

          (b) disclosure of Confidential Information to a professional adviser for the purpose of advising the Sellers but only on terms that the provisions of Article 8 apply to the use or disclosure by such professional adviser of such Confidential Information;

          (c) Confidential Information which has become public knowledge otherwise than, directly or indirectly, through the Sellers' breach of this Article 8; or

          (d) disclosure of Confidential Information required by law or regulation (and then if and to the extent practicable only after consulting and taking into account the reasonable requirements of the Purchaser).

8.3 Each of the undertakings in this Article 8 is a separate and independent undertaking. If one or more of those undertakings is held to be void or unenforceable, the validity of the remaining undertakings will not be affected.

8.4  The Sellers agree that:-

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                         Agreement on Transfer of Shares

     (i) the restrictions and undertakings contained in Article 8 are reasonable and necessary for the protection of the Purchaser's legitimate interests in the goodwill of Able HK and/or the Company; and

     (ii) if any such restrictions or undertakings are found to be void or voidable, but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking will apply with such modifications as may be necessary to make it valid and enforceable.

8.5 The Parties acknowledge that since damages or an account of profits will not be an adequate remedy for a breach of the obligations in this Article 8, the Purchaser is entitled to an injunction to prevent a breach or continued breach.

                                    ARTICLE 9

                                   TERMINATION

9.1 In the event that Able HK is entitled to terminate the ETA pursuant to the provisions thereof, the Purchaser shall be entitled to terminate this Agreement forthwith.

9.2 If this Agreement is terminated pursuant to Articles 4.4, 6.6 and 9.1 hereof, then:

     (a) all rights and obligations of the Parties will cease immediately upon termination except that termination will not affect the then accrued rights and obligations of the Parties (including the right to damages for the breach, if any, giving rise to the termination) and any other pre-termination breach by any of the Parties;

     (b) the Parties shall, to their best efforts, coordinate to reverse the Transaction to the effect that this Agreement has never been executed by the Parties.

                                   ARTICLE 10

                               BREACH OF CONTRACT

10.1 In the event of any failure by any Party to perform any of its or his material obligations hereunder, or any representations and warranties set forth herein are inaccurate, untrue, or misleading, it shall constitute a breach of this Agreement ("Breach"). Any breach of the ETA by any of the Sellers shall be deemed as a Breach to this Agreement as well. The Party in breach of this Agreement shall fully indemnify the non-breaching Party for any and all damages and losses suffered by the non-breaching Party as a result of the Breach.

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                         Agreement on Transfer of Shares

10.2 The Party in breach shall have thirty (30) days within which to cure any Breach upon written notice of the non-breaching Party indicating the Breach. If a cure is not effected within the above time period, then the non-breaching Party shall be entitled to be compensated for all damages and losses related to and/or resulting from such breach, provided however that the non-breaching Party shall not be entitled to receive punitive or non-consequential damages.

10.3 In case of any breach of this Agreement by any of the Sellers, and/or any breach of the ETA by any of the Sellers of which damages and losses suffered by Able HK has not been compensated pursuant to the provisions thereof, the Purchaser shall be entitled to deduct and set-off its damages and losses and/or those of Able HK from and against the Purchaser Price. If the unpaid part of Purchase Price is not enough to cover such damages and losses, the Seller shall further compensate the Purchaser for the remaining amount of damages and losses.

                                   ARTICLE 11

                       REIMBURSEMENT OF APPROVED EXPENSES

11.1 The Purchaser agrees to reimburse the Sellers for certain out-of-pocket expenses incurred by the Sellers in connection with the Transaction under the ETA and the Transaction under this Agreement provided that such expenses have been approved by the Purchaser in writing and in advance ("Approved Expenses"). For purpose of reimbursing the Sellers of the Approved Expenses, the Purchaser, Mr. Huang and the Escrow Agent shall enter into the Escrow Agreement on the date of this Agreement under which the Purchaser shall deposit cash with an amount of USD $105,000 (the "Escrow Moneys") into a trust account opened in the name of the Escrow Agent (the "Escrow Account").

11.2 In each case where the Purchaser approves the said expenses incurred by the Sellers, the Purchaser and Mr. Huang shall issue a joint instruction to the Escrow Agent instructing the Escrow Agent to release a sum of money equal to the amount of the Approved Expenses to Mr. Huang. The Sellers hereby acknowledge and agree that upon receipt of the money by Mr. Huang, the Sellers shall be deemed to have been reimbursed for the Approved Expenses.

11.3 In the event that the Escrow Moneys are insufficient to cover the Approved Expenses, the Purchaser shall inject more funds to the Escrow Account to the extent necessary to reimburse the Sellers for the Approved Expenses.

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                         Agreement on Transfer of Shares

11.4 In the event that the Purchaser breaches this Agreement, the Purchaser and Mr. Huang shall issue a joint instruction to the Escrow Agent instructing the Escrow Agent to release the remainder of the Escrow Money to Mr. Huang.

11.5 In the Event that the Sellers breaches this Agreement: (i) Mr. Huang and the Purchaser shall issue a joint instruction to the Escrow Agent instructing the Escrow Agent to release the remainder of the Escrow Moneys to the Purchaser; and (ii) the Sellers shall refund the Purchaser for any reimbursement for the Approved Expenses that Mr. Huang has received from the Escrow Agent pursuant to this Article.

11.6 In the event that the Closing does not take place before the Condition Fulfilment Deadline without the fault of any Party: (i) Mr. Huang and the Purchaser shall issue a joint instruction to the Escrow Agent instructing the Escrow Agent to release the remainder of the Escrow Moneys to the Purchaser; (ii) Mr. Huang shall be entitled to keep the reimbursement for the Approved Expenses that Mr. Huang has received from the Escrow Agent pursuant to this Article by the Condition Fulfilment Deadline.

11.7 On May 1, 2006, if there is any money in the Escrow Account, the Parties agree that the Escrow Agent shall be entitled to transfer the remainder of the Escrow Moneys back to the Purchaser.

                                   ARTICLE 12

                             SETTLEMENT OF DISPUTES

12.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of this Agreement, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules which are in force at the relevant time (and as the same may be amended by the remainder of this provision). The place of arbitration shall be in Hong Kong at the Hong Kong International Arbitration Centre. The Purchaser shall be entitled to appoint one arbitrator, the Sellers shall be jointly entitled to appoint one arbitrator, and the third arbitrator shall be appointed by Hong Kong International Arbitration Centre and serve as the chairman of the arbitration panel. The language to be used in such arbitration proceedings shall be English.

12.2 The arbitral award shall be final and binding on all the Parties (regardless of whether they are parties to the arbitration proceedings or not), and may be enforced by any court or judicial authority having competent jurisdiction over the party or its assets against whom the arbitral award is to be enforced.

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                         Agreement on Transfer of Shares

12.3 Upon and after the submission of any dispute to arbitration, the Parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

                                   ARTICLE 13

                                  MISCELLANEOUS

13.1 This Agreement shall become effective when it has been signed by authorised representatives of all the Parties.

13.2 This Agreement and the rights of the Parties hereunder shall be construed and interpreted in accordance with the laws of Hong Kong. If there are no relevant Hong Kong laws, then standard international commercial practice shall apply.

13.3 Each of the Sellers shall be jointly and severally liable for any duties and responsibilities of the Sellers hereunder, including the representations and warranties made by the Sellers. In case of breach of any provisions of the Agreement, or any of the Sellers' representations and warranties is found to be mistake or accurate, the Purchaser may claim against any and all of the Sellers at its sole discretion.

13.4 Except as otherwise provided for in Article 11 of this Agreement, each Party shall be responsible for the costs incurred by itself during or in connection with the drafting, negotiating and execution of this Agreement including costs for its legal and financial advisors, the costs and expenses incurred for conducting asset valuation, obtaining approvals, permits that it is required to obtain.

13.5 This Agreement supersedes all and any previous agreements or arrangements between the Parties relating to the sale and purchase of the Transferred Shares, and no future variation shall be effective unless made in writing and signed by each of the Parties.

13.6 If at any time any provision of this Agreement is or become illegal, invalid or unenforceable in any respect, the remaining provision hereof shall in no way be affected or impaired thereby.

13.7 The attached schedules shall form an integral part of this Agreement. This Agreement constitutes the entire agreement between the Parties. There are not and shall be deemed not to be any verbal statements or undertakings between the Parties.

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                         Agreement on Transfer of Shares

13.8 Except for any agreement made by the Parties in writing to the contrary, no failure or delay to exercise any right, power, priority or remedy under this Agreement will be deemed as waiver of such right, power, priority or remedy. Nor will any single or partial exercise of any right, power, priority or remedy preclude any other or further exercise of that or any other right, power, priority or remedy.

13.9 This Agreement is signed in six (6) originals and each Party shall hold at least one (1) original. This Agreement is written in English and Chinese language and both language versions shall be equally valid.

(The rest of this page is intentionally left blank)

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                         Agreement on Transfer of Shares

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by its authorised representatives:

Shenzhen, Guangdong Province, January 25, 2006

By: ULTRALIFE BATTERIES, INC.


/s/ John D. Kavazanjian
--------------------------------------
Authorized Representative:


By: (HUANG DEYONG)


/s/ Huang Deyong
--------------------------------------


By: (LI XIAOCHUN)


/s/ Li Xiaochun
--------------------------------------


By: (ZHU DEHONG)


/s/ Zhu Dehong
--------------------------------------